April 19, 2018: 04:00PM EST

Air Industries Group Announces 2018 Financial Guidance and

Final 2017 Financial Results

Hauppauge, NY -- (Globe Newswire) – April 19, 2018 – Air Industries Group (NYSE AMEX: AIRI):

Air Industries Group (“Air Industries” or the “Company”), an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors, in conjunction with the filing of its 2017 Form 10K with the Securities and Exchange Commission (SEC), announced today its initial fiscal 2018 guidance and final fiscal 2017 results.

On March 21, 2018, the Company announced it had entered into a definitive sale agreement (subject to conditions) to sell Welding Metallurgy Inc. (“WMI”). As such, the results of WMI are excluded from continuing operations and are reported as discontinued operations.

Fiscal 2018 Guidance

The Company entered fiscal 2018 with over $100 million of backlog from continuing operations. As such, the Company believes its revenue results in fiscal 2018 will exceed the $49,452,000 revenues it achieved in fiscal 2017 (excluding its AMK unit that was sold at the end of January 2017).

The Company continues to take steps to improve its liquidity and operations and targeted to achieve breakeven Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) for the first quarter of 2018 with a goal to achieve quarterly Adjusted EBITDA thereafter in the range of $2,500,000 to $3,000,000 within the next 12 months.

The Company’s revenue and Adjusted EBITDA guidance for fiscal 2018 excludes the operations of WMI.

Fiscal 2017 Highlights From Continuing Operations

•	Consolidated net sales were $49,869,000 in 2017, a slight decrease of 2.8% as compared to prior year’s results of $51,321,000. Excluding sales related to AMK, which was sold in 2017, consolidated net sales would have been $49,452,000 in 2017 or an increase of 5.6% as compared to $46,810,000 in fiscal 2016.

•	Consolidated gross profit from operations was $4,867,000 which represents an increase of $598,000 as compared to fiscal 2016. This increase was primarily the result of the adoption of cost reduction and productivity initiatives that were successfully implemented.

•	Operating expenses (excluding goodwill impairment charges) were $11,430,000 or a decrease of 20.6% as compared to $14,404,000 in fiscal 2016. The Company’s efforts to reduce its cost structure will continue.

•	Interest and financing costs were $3,378,000 in fiscal 2018 as compared to $2,500,000 in 2016.

•	Income tax benefits of $197,000 were recorded in fiscal 2017 as compared to an expense of $2,101,000 in fiscal 2016.

•	As disclosed in the Consolidated Statement of Cash Flows for the year ended December 31, 2017, that has been filed with the SEC, the Company recorded total consolidated non-cash charges of $19,172,000 in 2017 including: (i) $6,195,000 for goodwill impairment, (ii) $2,723,000 of depreciation expense, (iii) loss related to assets held for sale of $1,563,000, (iv) impairment of intangibles assets of $1,085,000, (v) $564,000 of amortization of stock-based compensation expense, and (iv) $673,000 of amortization of intangible expense. Such amounts compare to similar total consolidated non-cash charges of $8,219,000 in 2016.

•	Net loss from continuing operations, was $15,873,000. Excluding the impairment charge of goodwill, our net loss, net of tax, from continuing operations, would have approximated $9,678,000 or a decrease of 34.9% from the $14,867,000 recorded in 2016.

•	Adjusted EBITDA (Loss) from continuing operating operations was only ($15,000) in 2017. Such amount represents a significant improvement from the Adjusted EBITDA (Loss) of ($5,506,000) in 2016 and reflects the successful steps the Company has taken on its path to achieve profitability. Adjusted EBITDA is a non-GAAP financial measure which is reconciled to the most directly comparable GAAP financial measure and is more fully defined in the below table.

Liquidity Position

Total notes payable and capital lease obligations (the large majority of which is current) was $26,841,000 as of December 31, 2017. This amount reflects a significant reduction of $10,129,000 from December 31, 2016, and reflects steps during fiscal 2017 to improve the company’s balance sheet.

As disclosed in its Form 10-K filed with the Securities and Exchange Commission on April 18, 2018, the Company's audited financial statements for the year ended December 31, 2017, contained a going concern explanatory paragraph in the audit opinion.

New management remains focused on meeting customer needs, improving liquidity and achieving profitability. During the first quarter of fiscal 2018, management’s efforts have resulted in the execution of an agreement to sell WMI for a purchase price of $9.0 million and currently expects breakeven 1st quarter 2018 Adjusted EBITDA from continuing operations.

Additional information about the Company can be found in its filings with the SEC.

Investor Conference Call

Management will host a conference call on Monday April 23rd at 4:00PM EST.

Conference Toll-Free Number – 1-866-564-7431

Conference ID –   3697640

Passcode – 540866

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors.

Forward Looking Statements

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Adjusted EBITDA

The Company uses Adjusted EBITDA, a Non-GAAP financial measure as defined by the SEC, as a supplemental profitability measure because management finds it useful to understand and evaluate results, excluding the impact of non-cash depreciation and amortization charges, stock based compensation expenses, and nonrecurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items. This calculation may differ in method of calculation from similarly titled measures used by other companies and may be different than the EBITDA calculation used by our lenders for purposes of determining compliance with our financial covenants. This Non-GAAP measure may have limitations when understanding performance as it excludes the financial impact of transactions such as interest expense necessary to conduct the Company’s business and therefore are not intended to be an alternative to financial measure prepared in accordance with GAAP. The Company has not quantitively reconciled its forward looking Adjusted EBITDA target to the most directly comparable GAAP measure because such items such as amortization of stock-based compensation and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company’s control, or cannot be predicted. For example, quantification of stock-based compensation is not possible as it requires inputs such as future grants and stock prices which are not currently ascertainable.

Reconciliation of GAAP Net Loss to Adjusted EBITDA	Fiscal 2017	Fiscal 2016
Consolidated Net loss	$(22,551,000)	$(15,623,000)
Loss from Discontinued Operations	6,678,000	756,000
(Benefit from) Provision for Income Taxes	(197,000)	2,101,000
Interest and financing costs	3,378,000	2,500,000
Amortization of stock-based compensation - employees	332,000	167,000
Amortization of stock-based compensation - directors	232,000	—
Amortization of intangibles	673,000	1,279,000
Impairment of intangible assets - discontinued operations	1,085,000
Loss related to assets held for sale - discontinued operations	1,563,000	—
Loss related to assets held for sale	—	5,000
Deferred (gain) on sale of real estate	(38,000)	(38,000)
(Gain) on sale of subsidiary	(200,000)
Loss on extinguishment of debt	112,000
Goodwill Impairment	6,195,000	—
Depreciation of property and equipment	2,723,000	3,347,000
Adjusted EBITDA - From Continuing Operations	$(15,000)	$(5,506,000)

Contact Information

Air Industries Group

631.881.4913

ir@airindustriesgroup.com